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                                                                 EXHIBIT (A)(3)

                                   RESTATED
                             CERTIFICATE OF TRUST
                                      OF
                        BARCLAYS GLOBAL INVESTORS FUNDS

       This RESTATED CERTIFICATE OF TRUST of Barclay Global Investors Funds (the "Trust"), has been duly executed and is being filed on behalf of the Trust by the undersigned as trustee to amend and restate the Certificate of Trust of a statutory trust under the Delaware Statutory Trust Act (12 Del, C.
Section 3801 et seq .) (the "Act"). The original Certificate of Trust of the Trust, which was filed with the Secretary of State of the State Delaware on December 4, 2001, is hereby amended and restated as follows:

   1. Name. The name of the statutory trust is BlackRock Funds III.

   2. Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

   3. Notice of Series. Notice is hereby given that the Trust shall consist of one or more series. Notice is given pursuant to Section 3804 of the Act that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

   4. Investment Company. The trust is a registered investment company under the Investment Company Act of 1940, as amended.

   5. Effective Date. This Restated Certificate of Trust shall be effective upon its filing with the Secretary of the State of Delaware.

   IN WITNESS WHEREOF, the undersigned Trustee of Barclays Global Investors Funds has executed this Restated Certificate of Trust in accordance with
Section 3811(a)(2) of the Act.

                                                    /s/ Ronald W. Forbes
                                                  -----------------------------
                                                   Ronald W. Forbes,
                                                   Trustee

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